Exhibit 10.3

(Amended)

Schedule 2.2

PROMISSORY NOTE

$2,500,000.00	April 14, 2008 Dallas, Texas

VCG Holding Corp., a Colorado corporation (“VCG”) and Manana Entertainment, Inc., a Texas corporation, d/b/a Jaguar’s Gold Club Dallas (the “Business”) (collectively the “Debtor”) promise to pay to the order of Bryan S. Foster (“Lender”) the principal sum of TWO MILLION FIVE HUNDRED THOUSAND ($2,500,000.00) DOLLARS, for value received, together with interest at the rate of twelve (12%) percent per annum from date until paid, amortized in monthly payments for ten (10) years from the date hereof, principal and interest to be due and payable as follows:

1 Principal and interest shall be payable in twenty-five (25) monthly installments, the first of which being in the amount of $513,972.60 commencing on the 1st day of May, 2008, and twenty-three (23) monthly installments thereafter in the amount of $28,694.19 due on the 1st day of each and every month thereafter until the 1st day of May, 2010, at which time the entire principal balance and all accrued but unpaid interest shall be paid.

All installments of principal and interest of this Note, if not paid within ten (10) days after the due date, shall include a late payment charge equal to five (5%) percent of the amount of the delinquent installment. It is agreed the late payment charge is reasonable compensation as liquidated damages to compensate the Lender of this Note for the damages for the loss of use of money and expenses associated with such late payment, all of which are difficult to ascertain; provided, however, that neither the right of the Lender to receive such late charge nor the claiming or receiving of such late charge shall in any way delay or prevent the Lender’s exercising its rights or remedies for Debtor’s default hereunder or under the Security Agreement or the Leasehold Deed of Trust Security Agreement - Financing Statement securing this Note of even date herewith (the “Loan Documents”).

The principal indebtedness of this note may be prepaid in whole or in part at any time without penalty.

/s/ MO

All payments of principal and interest on this Note shall be payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. Payment shall be made to Bryan S. Foster at 2696 Botticelli Drive, Henderson, NV 89052, or at such other place as the Lender may designate in writing.

The Debtor and endorsers hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions, or the period or periods thereof, and without notice to them and without affecting their liability thereon.

The Note shall be secured by the following assets and evidenced by a Security Agreement and the Leasehold Deed of Trust Security Agreement - Financing Statement:

a.	one hundred (100%) percent of the common stock of Manana Entertainment, Inc.;

b.	assets of the Business, including but not limited to, the following:

(i) inventory of the Business;

(ii) all machinery, equipment, furniture, fixtures and furnishings of the Business;

(iii) all operating agreements, licenses and permits, including but not limited to the License issued by the City of Dallas pursuant to Dallas City Code, Section 41A-4, and Including sewer and utility permits in connection therewith;

c.	an assignment of Debtor’s and the Business’ interest in and to that certain Ground Lease Agreement between VCG Holding Company (sic) Corp. and Bryan S. Foster dated October 26, 2007, for the premises commonly known as 2151 Manana Drive, Dallas, Texas;

d	all of VCG’s interest in the Building and improvements on the premises which is the subject of the Ground Lease Agreement in (c) above;

all of which herein sometimes are referred to as the “Collateral,” in each case, whether now owned or hereafter acquired by the Debtor and howsoever Debtor’s interest therein may arise or appear (whether by ownership, lease, security interest, claim or otherwise).

If all or any part of the property secured by the Security Agreement is sold or transferred without Lender’s prior written consent, Lender may, at its option, require immediate payment in full of all sums secured thereby; provided, however, the Debtor may, without the prior written consent of Lender, sell, offer to sell, lease, offer to lease, remove from the premises of the Business or

/s/ MO

otherwise transfer any interest therein of the Business’ furniture or furnishings in the ordinary course of the business of Business so long as same is replaced or exchanged for same of equal or greater value.

Upon failure to pay any principal and/or interest of this Note within ten (10) days after the due date or upon default in any other provision of the Loan Documents which is not cured within the time, if any, provided in said documents, or upon the occurrence of any event which entitles the Lender of this Note to declare the entire principal indebtedness evidenced by this Note and accrued interest thereon due and payable, then all unpaid principal and accrued interest thereon shall at once become due and payable, at the option of the Lender. Said option shall continue until all such defaults have been cured. The unpaid principal shall bear interest after maturity, whether by acceleration or otherwise, at the highest written contract rate of interest then allowed by law.

It is the intention of Lender and the undersigned to comply strictly with all applicable usury laws; and, accordingly, in no event and upon no contingency shall Lender ever be entitled to receive, collect or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which Lender may lawfully charge under applicable statutes and laws from time to time in effect. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest contract rate permitted by applicable law from time to time in effect, the undersigned hereof and Lender shall, to the maximum extent permitted under applicable law, characterize the non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between Lender and the undersigned, that operates to bind, obligate or compel the undersigned to pay interest in excess of such maximum lawful contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between Lender and the undersigned that is in conflict with the provisions of this paragraph.

If this Note is placed in the hands of an attorney for collection by suit, foreclosure of any security, or otherwise, or to enforce or protect the security for its payment, or to enforce any other rights or remedies of the Lender under the Loan Documents, Debtor will pay, on demand, all costs of collection, enforcement, protection and litigation together with a reasonable attorney’s fee. On demand, the Debtor and all obligors agree to pay any attorney’s fees and related expenses the Lender incurs in (a) collecting or attempting to collect the indebtedness evidenced by the Loan Documents (b) enforcing the Loan Documents securing the Note; (c) protecting the collateral encumbered by the Loan Documents securing this Note; or (d) defending or asserting the Lender’s right in the Collateral.

The obligations of the Debtor as set forth in the Loan Documents shall be joint and several.

/s/ MO

Upon payment to Bryan S. Foster, this Note shall be returned to the undersigned marked “Paid In Full.”

VCG HOLDING CORP., A Colorado corporation

By:	/s/ Micheal L. Ocello
Its:	President

MANANA ENTERTAINMENT, INC. A Texas corporation

By:	/s/ Micheal L. Ocello
Its:	Vice President

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